Exhibit 10.7

2nd Amendment To Sublease

This 2nd Amendment To Sublease (this “Amendment”), dated as of April 22, 2020 (“Amendment Effective Date”), by and between Araxes Pharma LLC, a Delaware limited liability company (“Sublandlord”), and Kura Oncology, Inc., a Delaware corporation (“Subtenant”).

Whereas, Sublandlord (as successor-in-interest to Wellspring Biosciences, Inc., a Delaware corporation (“Prior Sublandlord”)) and ARE-SD Region No. 35, LLC, a Delaware limited liability company (“Landlord”) are parties to that certain Lease Agreement dated as of December 20, 2016 (as may be amended, supplemented or otherwise modified from time to time, the “Master Lease”), with respect to certain premises located at 3033 Science Park Road, San Diego, California as more particularly described in the Master Lease (the “Master Premises”);

Whereas, Sublandlord (as successor-in-interest to Prior Sublandlord pursuant to that certain Assignment and Assumption of Sublease dated August 2, 2019) and Subtenant are parties to that certain Sublease dated as of December 20, 2016, as amended by that certain 1st Amendment to Sublease dated March 1, 2019 (the “Sublease”), with respect to a portion of the Master Premises as more particularly described in the Sublease (the “Subleased Premises”); and

Whereas, the Term of the Sublease is scheduled to expire on April 30, 2020 (“Current Expiration Date”), Subtenant has expressed its inability to vacate the Subleased Premises on or prior to the Current Expiration Date, and the parties now desire to amend the Sublease as set forth herein.

Now, Therefore, in consideration of the various covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.Section 2 of the Sublease is hereby amended to extend the expiration date of the Term of the Sublease to June 30, 2020.

2.Except as amended as described above, all other terms and conditions of the Sublease will remain in full force and effect.

3.Initially capitalized terms used but not defined herein shall have the meanings given to them in the Sublease. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute a single instrument.

[Remainder of Page Left Intentionally Blank]

In Witness Whereof, the parties hereto have executed this Amendment effective as of the Amendment Effective Date.

SUBLANDLORD:	SUBTENANT:

ARAXES PHARMA LLC,	KURA ONCOLOGY, INC.,
a Delaware limited liability company	a Delaware corporation

By: /s/ Troy E. Wilson	By: /s/ Marc Grasso
Name: Troy E. Wilson	Name: Marc Grasso
Title: Sole Managing Member	Title: CFO & CBO

[Signature Page to 2nd Amendment to Sublease]